EXHIBIT 12

               AIRBORNE FREIGHT CORPORATION AND SUBSIDIARIES
            RATIO OF SENIOR LONG-TERM DEBT AND TOTAL LONG-TERM
                       DEBT TO TOTAL CAPITALIZATION

                                                     DECEMBER 31, 1996
                                                     -----------------
                                                  (Dollars in thousands)

SENIOR LONG-TERM DEBT:
   Revolving Credit Agreement                             $ 145,000
   Money Market Lines of Credit                              43,500
   Senior Notes                                             200,000
   Refunding Revenue Bonds                                   13,200
   Other                                                      8,093
                                                           --------
                                                            409,793
   Less Current Portion                                         353
                                                           --------
     Senior Long-Term Debt                                $ 409,440
                                                           ========

TOTAL LONG-TERM DEBT:
   Senior Long-Term Debt                                  $ 409,440
   Convertible Subordinated Debentures                      115,000
                                                           --------
     Total Long-Term Debt                                 $ 524,440
                                                           ========

TOTAL CAPITALIZATION:
   Long-Term Debt                                         $ 524,440
   Deferred Income Taxes                                     40,816
   Redeemable Preferred Stock                                 --
   Shareholders Equity, Net                                 431,830
                                                           --------
     Total Capitalization                                 $ 997,086
                                                           ========

RATIO OF SENIOR LONG-TERM DEBT TO TOTAL CAPITALIZATION        41.1%
                                                           ========

RATIO OF TOTAL LONG-TERM DEBT TO TOTAL CAPITALIZATION         52.6%
                                                           ========
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